FOR IMMEDIATE RELEASE	CONTACT
May 1, 2011	Rose S. DiOttavio
President & CEO
215-471-2358

CORECARE SYSTEMS, INC. (Symbol: CRCS)
ANNOUNCES VACANCY ON ITS BOARD OF DIRECTORS AND FILES 8K

The Company announces the death of a Board Director, Charles A. Burton (“Chief”) on May 1, 2011.  Mr. Burton represented Philadelphia Ventures, Inc. which holds over 1,000,000 shares of common stock.  The Company intends to fill this vacancy as soon as possible and will report upon completion of its recruitment process.

The Corporate Office of CoreCare Systems, Inc is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site, www.kirkbridecenter.com.

Note:This release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called “forward-looking statements.” These statements can be identified by introductory words such as “expects,” “anticipates,” “plans,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new or proposed products or services, or future performance. Forward looking statements are often based upon assumptions of future facts or circumstances outside of the Company’s control. Many factors may cause actual results to differ from forward-looking statements including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. In particular, engagement of an investment banker should not be taken as a prediction that any type of transaction will occur.